POWER OF ATTORNEY

The undersigned hereby constitutes and
appoints each of Brian S. Shlissel
and Francis C. Poli, signing singly, with full power of substitution and resubstitution, the undersigneds true and lawful attorney in fact to

1 execute for and on behalf of the undersigned, in the undersigneds capacity as a Section 16 reporting person of the applicable registered investment companies attached hereto as Schedule
A, as amended from time to time, each, a Trust and, collectively, the Trusts, Forms 3, 4, and 5 in accordance with Section 16 of the Securities
Exchange Act of 1934 and the rules thereunder,

2 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and

3 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Trust assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain
in full force and effect until the
undersigned is no longer required to
file Forms 3, 4, and 5 with respect to
the undersigneds holdings of and
transactions in securities issued by any Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned
has caused this Power of
Attorney to be executed as of this
18th day of June, 2003.

Brian S. Shlissel
Signature

Brian S. Shlissel, President and Chief
Executive Officer
Print Name and Title






































Schedule A


PIMCO Municipal Income Fund
PIMCO California Municipal
Income Fund
PIMCO New York Municipal Income
Fund
PIMCO Corporate Income Fund
PIMCO Municipal Income Fund II
PIMCO California Municipal Income
Fund II
PIMCO New York Municipal Income
Fund II
PIMCO Municipal Income Fund III
PIMCO California Municipal
Income Fund III
PIMCO New York Municipal
Income Fund III
PIMCO Corporate Opportunity Fund
Nicholas-Applegate Convertible
& Income Fund
PIMCO High Income Fund
Nicholas-Applegate Convertible
& Income Fund II
PIMCO Commercial Mortgage
Securities Trust, Inc.
PIMCO Strategic Global
Government Fund, Inc.